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EXHIBIT 99.2

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1

PRESS RELEASE
MAGNA ENTERTAINMENT CORP. ANNOUNCES THAT IT HAS
AMENDED FINANCING AGREEMENT

AURORA, ON, September 29, 2006 — Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A). today announced that it has amended its bridge loan with MID Islandi, sf., an MI Developments Inc. subsidiary, made as of July 22, 2005, as supplemented and amended (the "MID Bridge Loan"). The maximum permitted borrowings under the MID Bridge Loan have been increased by $19 million to a total of $119 million, though the maturity date remains December 5, 2006. The increased funding will be used solely to fund: (i) operations and financing activities (including mandatory interest and principal repayments on debt); (ii) maintenance capital expenditures (including amounts required for compliance with environmental or health and safety laws and amounts required by any administrative or governmental authority); and (iii) capital expenditures required pursuant to the terms of MEC's joint venture arrangements with Forest City Enterprises, Inc. and Caruso Affiliated. MEC is required to use the proceeds from the sale of The Meadows (scheduled to occur in early November 2006) to fully repay the MID Bridge Loan, including the additional funding announced today.

In the event that MEC does not complete its sale of The Meadows as scheduled, the interest rate for all outstanding and future amounts under the MID Bridge Loan will be increased by 250 basis points per annum. The default provisions of the MID Bridge Loan would also apply in the event the sale is not completed as scheduled.

MID Islandi, sf. will receive an arrangement fee of $190,000 in connection with the amendments to the MID Bridge Loan. All other material terms and conditions of the MID Bridge Loan remain the same.

MEC's consideration of the amendment to the MID Bridge Loan was supervised by the Special Committee of MEC's board of directors consisting of Jerry D. Campbell (Chairman), Louis E. Lataif and William J. Menear. The approval of MEC's board followed a favourable recommendation of the Special Committee.

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This news release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The forward looking statements that involve risks and uncertainties, include, without limitation, statements about the closing of the sale of The Meadows and the use of funds advanced under the increased MID Bridge Loan.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analysis made in light of our perception of current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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PRESS RELEASE MAGNA ENTERTAINMENT CORP. ANNOUNCES THAT IT HAS AMENDED FINANCING AGREEMENT